Exhibit 3.5

APPLICANTS ACCT NO.

DSCB:BCL—204 (Rev.8-72)

(Line for numbering)

Filing Fee: $75 AI8-7

Articles of	COMMONWEALTH OF PENNSYLVANIA
Incorporation—	DEPARTMENT OF STATE
Domestic Business Corporation	CORPORATION BUREAU

(Box for Certification)
          In compliance with the requirements of section 204 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1204) the undersigned, desiring to be incorporated as a business corporation, hereby certifies (certify) that:
1.	The name of the corporation is:
          HUMAN FACTORS APPLICATIONS, INC.

2.	The location and post office address of the initial registered office of the corporation in this Commonwealth is:

1966	Brooke Drive

(NUMBER)	(STREET)

Buckingham	Pennsylvania	18912

(CITY)		(ZIP CODE)
3.	The corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania for the following purpose or purposes:
The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful acts of business for which corporations may be incorporated under the Pennsylvania Business Corporation Law of 1933, as amended.
4.	The term for which the corporation is to exist is: Perpetual
5.	The aggregate number of shares which the corporation shall have authority to issue is:
1000	shares at $1.00 par value

6.	The name(s) and post office address(es) of each incorporator(s) and the number and class of shares subscribed by such incorporator(s) is (are):

NAME	ADDRESS	NUMBER AND CLASS OF SHARES
(including street and number if any)

R. Barry McAndrews	320 W. Street Road	One (1) share

	Warminster, PA 18974	Common Stock

IN TESTIMONY WHEREOF, the incorporator(s) has (have) signed and sealed these Articles of Incorporation 8th day of June, 1982

(SEAL)	/s/ R. Barry McAndrews	(SEAL)

R. BARRY MCANDREWS
(SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:
A.	For general instructions relating to the incorporation of business corporations see 19 Pa. Code Ch. 35 (relating to business corporations generally). These instructions relate to such matters as corporate name, stated purposes, term of existence, authorized share structure and related authority of the board of directors, inclusion of names of first directors in the Articles of Incorporation, optional provisions on cumulative voting for election of directors, etc. B. One or more corporations or natural persons of full age may incorporate a business corporation. C. Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 . . . etc.

B.	One or more corporations or natural persons of full age may incorporate a business corporation.

C.	Optional provisions required or authorized by law may be added as Paragraphs 7, 8, 9 . . . etc.

D.	The following shall accompany this form:
(1)	Three copies of Form DSCB:BCL—206 (Registry Statement Domestic or Foreign Business Corporation.)

(2)	Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name).

(3)	Any necessary governmental approvals.
E.	BCL §205 (15 Pa. S. §1205) requires that the incorporators shall advertise their intention to file or the corporation shall exercise the filing of articles of incorporation. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.